Exhibit 99.1

Dyadic Reports Second Quarter 2021 Financial Results and

Highlights Recent Company Progress

●

Executed binding term sheet with Sorrento Therapeutics (Nasdaq:SRNE) to outlicense C1 protein production platform for the development and commercialization of vaccines, therapeutic antibodies, protein therapeutics, and diagnostics for coronaviruses, including DYAI-100, Dyadic’s lead COVID-19 vaccine candidate

●	New collaboration with India’s Syngene International to develop a COVID-19 vaccine candidate
●	New co-development collaboration with South Africa’s Rubic consortium to establish a basis for researching, developing, and manufacturing multiple other C1 produced vaccines in addition to DYAI-100
●	Potential to support vaccine production for up to 100% of the world’s population
●	Dyadic’s C1 production platform utilized in ZAPI study published in “VACCINES,” a leading peer-reviewed scientific journal
●	Sale of equity interests in BDI Holdings and VLP Bio realizing 1.3 million euros in cash and approximately 30% ROI
●	66.5% year over year revenue increase
●	Cash and investment grade securities of $25.8 million as of June 30, 2021

JUPITER, FL / August 12, 2021 , Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a global biotechnology company focused on further improving, applying, and deploying its proprietary C1-cell protein production platform to accelerate development, lower production costs and improve the performance of biologic vaccines and therapeutics today announced its financial results for the second quarter of 2021 and highlighted recent Company progress.

“Since the sale of Dyadic’s industrial biotech business to Dupont, we have focused our efforts on using synthetic biology to reengineer our versatile industrially proven C1 protein production platform to address biologic vaccine and drug production for the animal and human health markets. Our research and development continue to advance, having manufactured a C1 produced protein under cGMP manufacturing conditions. Demonstrating that C1 proteins can be manufactured in a cGMP facility, coupled with the successful completion of an interim toxicology study, puts us a step closer in advancing our DYAI-100 COVID-19 vaccine candidate towards a Phase 1 human clinical trial,” noted Mark Emalfarb, Dyadic's Founder and Chief Executive Officer.

“Since March, we have entered into four collaborations, including the recently announced binding term sheet with Sorrento Therapeutics, a drug development partner that has the resources and expertise to advance coronavirus vaccines, therapeutics and diagnostics, both clinically and commercially,” continued Mr. Emalfarb. “The Sorrento license agreement, when executed, will mark a significant corporate development milestone as we will have begun to monetize our COVID-19 development efforts through outlicensing our C1 technology for the development and commercialization of vaccines, therapeutic antibodies, protein therapeutics, and diagnostics for coronaviruses, including DYAI-100, Dyadic’s lead COVID-19 vaccine candidate.”

“Through these four agreements, we have started to lay the foundation to enable vaccine development and manufacturing around the globe for the benefit of the most at risk populations.  Our collaborations with Medytox, Syngene and the Rubic Consortium are advancing broad applications of C1 in human health, including combatting COVID-19,” concluded Mr. Emalfarb.

Recent Company Highlights

●

Sorrento Therapeutics License - On August 10, 2021, the Company signed a binding term sheet to enter into a definitive agreement with Sorrento Therapeutics, Inc. (“Sorrento”) to outlicense its lead COVID-19 vaccine candidate “DYAI-100” and C1 technology for protein-based coronaviruses vaccines and therapeutics. The definitive agreement is expected to include the following key provisions:

o

Sorrento will obtain exclusive rights in North and South America, Europe, major Asian countries (including Greater China and Japan), and certain other countries to utilize Dyadic’s C1 technology for the development and commercialization of human vaccines, therapeutic antibodies, protein therapeutics, and diagnostics for coronaviruses, including DYAI-100, Dyadic’s lead COVID-19 vaccine candidate.

o	Exclusivity is subject to Sorrento’s timely achievement of certain development milestones.
o	Sorrento will obtain non-exclusive rights in certain animal field of use.
o

Consideration includes a $10 million up-front payment ($5 million in cash and $5 million in Sorrento stock), reimbursement of up to $4 million for DYAI-100 preclinical and clinical development costs incurred by Dyadic, and the potential for multiple future development milestones up to $33 million as well as additional royalty payments based on net sales.

o	All future development costs related to this license will be incurred by Sorrento.
●	Other C1 COVID-19 Vaccine Strategic Collaborations
o	Rubic Consortium - A collaboration with South Africa’s Rubic Consortium is intended to reduce African dependence on foreign vaccine suppliers. The collaboration agreement includes:
■	Technology transfer and licensing aimed at developing and commercializing vaccine manufacturing and distribution throughout the African continent.
■	A potential funding pathway for a C1 manufactured COVID-19 vaccine to progress through Phase II and Phase III clinical trials.
o

Syngene International - A collaboration with an integrated research, development, and manufacturing services company in India, to develop a COVID-19 vaccine candidate using Dyadic’s proprietary C1-cell protein production platform.

o

Medytox – A co-development program with South Korea’s Medytox to enable COVID-19 vaccines and/or boosters which will immunize people against two or more of the current and future COVID-19 variants (e.g., tetravalent or quadrivalent COVID-19 vaccines). Medytox has begun engineering C1-cells to express COVID-19 variants of concern antigens. Medytox’s territory covers the Republic of Korea and multiple Southeast Asian countries.

●	DYAI-100 COVID Vaccine Candidate Update
o

The C1 technology platform has the potential to rapidly develop new highly productive C1-cell lines to produce the SARS-CoV-2 RBD (receptor binding domain) variant antigen. Our goal is to demonstrate that recombinant protein vaccines produced from C1-cells can be manufactured under cGMP conditions in large amounts, at low cost which can gain regulatory approval by showing safety and efficacy for their use in humans.  This data is anticipated to further accelerate the adoption and use of our C1 protein production platform to support rapid development and manufacturing of future vaccines, including vaccines for pandemics.

o	We continue to advance DYAI-100 towards initiation of a Phase 1 clinical study.
■	An interim analysis of a toxicology study conducted by Envigo has demonstrated preliminary safety; final toxicology results are expected by October 2021.
■	cGMP production is in process, and once completed, we expect it to put us a step closer in advancing our DYAI-100 COVID-19 vaccine candidate towards a Phase 1 human clinical trial.
■

Later this month, we anticipate meeting with the Paul Ehrlich-Institute (PEI), a German federal agency, medical regulatory body and research institution for vaccines and biomedicines, to discuss the regulatory requirements that will be needed for switching between different COVID-19 variant antigens following the initial Phase 1 study.

●

Sale of equity interests in BDI – On July 27, 2021, the Company sold its equity interests in BDI Holdings and VLP Bio, realizing 1.3 million euros in cash and approximately a 30% ROI. The related gain will be recorded in the third quarter of 2021. BDI remains a valuable resource to perform contract research for us in the future as needed.

●	Zoonotic Anticipation and Preparedness Initiative (ZAPI)

A peer-reviewed study “Development of a Modular Vaccine Platform for Multimeric Antigen Display Using an Orthobunyavirus Model” demonstrating the successful use of Dyadic’s patented and proprietary C1-cell protein production platform to facilitate a fast, coordinated, and practical response to new infectious diseases as soon as they emerge, was published in the peer reviewed journal “VACCINES”.

o	Dyadic’s C1-cell protein production platform was selected as a fast response vaccine manufacturing model against zoonotic diseases.
o	Our C1-cell platform expressed SBV antigen exhibited efficacy, potency, and safety in veterinary target species.
o	Study demonstrated that recombinant protein-based antigens can be produced from C1-cells at very high yields.
o	C1-cell expressed antigens were successfully used to develop recombinant particle-display vaccines.
●	Management Presentations – The Company presented at the following financial and industry conferences during the period:
o	Jefferies Virtual Healthcare Conference
o	BIO International Convention Digital Conference
o	World Vaccine Congress, Washington
o	17th Annual PEGS Boston

Exhibit 99.1

FINANCIAL RESULTS

FOR THE THREE MONTHS ENDED JUNE 30, 2021

Cash Position: At June 30, 2021, cash, cash equivalents, and the carrying value of investment grade securities, including accrued interest were approximately $25.8 million compared to $29.2 million at December 31, 2020.

Revenues: Research and development revenue for the three months ended June 30, 2021, increased to approximately $937,000 compared to $524,000 for the same period a year ago.

Cost of Revenues: Cost of research and development revenue for the three months ended June 30, 2021, increased to approximately $830,000 compared to $624,000 for the same period a year ago.

The increase in revenue and cost of research and development revenue for the three months ended June 30, 2021, reflected an increased number of on-going research collaborations to eleven compared to nine collaborations for the same period a year ago. There was no provision for contract losses in 2021.

R&D Expenses: Research and development expenses for the three months ended June 30, 2021 increased to approximately $2,209,000 compared to $1,116,000 for the same period a year ago. The increase primarily reflected Phase 1 clinical trial cost of DYAI-100, our COVID-19 vaccine in the amount of $1,508,000 offset by a decrease of $415,000 related to our other internal research projects.

G&A Expenses: General and administrative expenses for the three months ended June 30, 2021, increased by 18.5% to approximately $1,748,000 compared to $1,475,000 for the same period a year ago. The increase principally reflected increases in legal expenses of $117,000, business development and investor relations costs of $65,000, executive and board of director compensation costs of $41,000, insurance expenses of $24,000, and other increases of $26,000.

Interest Income: Interest income for the three months ended June 30, 2021 was approximately $21,000 compared to $147,000 for the same period a year ago. The decrease was primarily due to the lower balance of hold-to-maturity securities and less reinvestment because of the decrease in interest rate.

Net Loss: Net loss for the three months ended June 30, 2021 was approximately $3.8 million or $(0.14) per share compared to $2.7 million or $(0.10) per share for the same period a year ago

FOR THE SIX MONTHS ENDED JUNE 30, 2021

Revenues: Research and development revenue for the six months ended June 30, 2021, increased to approximately $1,398,000 compared to $840,000 for the same period a year ago.

Cost of Revenues: Cost of research and development revenue for the six months ended June 30, 2021, increased to approximately $1,220,000 compared to $902,000 for the same period a year ago.

The increase in revenue and cost of research and development revenue for the six months ended June 30, 2021 reflected thirteen on-going research collaborations compared to ten collaborations for the same period a year ago. There was no provision for contract losses in 2021.

R&D Expenses: Research and development expenses for the six months ended June 30, 2021 increased to approximately $4,017,000 compared to $1,872,000 for the same period a year ago. The increase primarily reflected Phase 1 clinical trial cost of DYAI-100, our COVID-19 vaccine in the amount of $2,390,000 offset by a decrease of $245,000 related to our other internal research projects.

G&A Expenses: General and administrative expenses for the six months ended June 30, 2021, increased by 5.5% to approximately $3,302,000 compared to $3,129,000 for the same period a year ago. The increase principally reflected increases in legal expenses of $159,000, business development and investor relations costs of $60,000, insurance expenses of $39,000, executive and board of director compensation costs of $33,000, offset by reductions in travel and rent expenses of $42,000, and outside services and other decreases of $76,000.

Interest Income: Interest income for the six months ended June 30, 2021 was approximately $47,000 compared to $315,000 for the same period a year ago. The decrease was primarily due to the lower balance of hold-to-maturity securities and less reinvestment because of the decrease in interest rate.

Net Loss: Net loss for the six months ended June 30, 2021 was approximately $7.1 million or $(0.26) per share compared to $4.9 million or $(0.18) per share for the same period a year ago.

Exhibit 99.1

Conference Call Information

Date: Thursday, August 12, 2021
Time: 5:00 p.m. Eastern Time
Dial-in numbers: Toll Free: 888-506-0062 International: 973-528-0011

Webcast Link: https://www.webcaster4.com/Webcast/Page/2031/42318

An archive of the webcast will be available within 24 hours after completion of the live event and will be accessible on the Investor Relations section of the Company’s website at www.dyadic.com for a limited time. To access the replay of the webcast, please follow the webcast link above. A dial-in replay of the call will also be available to those interested. To access the replay, please dial Toll Free: 877-481-4010 (U.S. or Canada) or International: 919-882-2331 (International) and enter replay pass code: 42318.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila), named C1. The C1 microorganism, which enables the development and large-scale manufacture of low-cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs, such as virus like particles (VLPs) and antigens, monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Certain other research activities are ongoing which include the exploration of using C1 to develop and produce certain metabolites and other biologic products. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. As the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic vaccines, drugs, and other biologic products to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers, and improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic’s website at http://www.dyadic.com for additional information, including details regarding Dyadic’s plans for its biopharmaceutical business

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance. Actual events or results may differ materially from those in the forward-looking statements because of various important factors, including those described in the Company’s most recent filings with the SEC. Dyadic assumes no obligation to update publicly any such forward-looking statements, whether because of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at http://www.dyadic.com.

Contact:

Dyadic International, Inc.

Ping W. Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: prawson@dyadic.com

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Research and development revenue	$937,092	$524,271	$1,397,612	$839,643

Costs and expenses:
Costs of research and development revenue	829,504	624,240	1,220,266	902,422
Provision for contract losses	—	74,955	—	74,955
Research and development	2,209,242	1,116,163	4,017,340	1,871,616
General and administrative	1,747,614	1,475,232	3,301,621	3,128,624
Foreign currency exchange loss (gain), net	17,806	31,690	46,078	42,557
Total costs and expenses	4,804,166	3,322,280	8,585,305	6,020,174

Loss from operations	(3,867,074)	(2,798,009)	(7,187,693)	(5,180,531)

Interest income	20,900	146,587	46,570	314,970

Net loss	$(3,846,174)	$(2,651,422)	$(7,141,123)	$(4,865,561)

Basic and diluted net loss per common share	$(0.14)	$(0.10)	$(0.26)	$(0.18)

Basic and diluted weighted-average common shares outstanding	27,645,366	27,467,366	27,589,627	27,459,415

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2021.

Exhibit 99.1

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$14,018,826	$20,637,045
Short-term investment securities	11,581,911	8,457,452
Interest receivable	163,313	112,247
Accounts receivable	291,435	294,199
Prepaid expenses and other current assets	100,888	280,555
Total current assets	26,156,373	29,781,498

Non-current assets:
Equity investment	284,709	284,709
Other assets	6,172	6,225
Total assets	$26,447,254	$30,072,432

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,434,934	$1,013,099
Accrued expenses	594,803	489,756
Deferred research and development obligations	258,748	123,016
Total current liabilities	3,288,485	1,625,871

Commitments and contingencies (Note 4)

Stockholders’ equity:
Preferred stock, $.0001 par value:
Authorized shares - 5,000,000; none issued and outstanding	—	—
Common stock, $.001 par value:
Authorized shares - 100,000,000; issued shares - 40,332,659 and 39,747,659, outstanding shares - 28,079,157 and 27,494,157 as of June 30, 2021, and December 31, 2020, respectively	40,333	39,748
Additional paid-in capital	99,865,825	98,013,079
Treasury stock, shares held at cost - 12,253,502	(18,929,915)	(18,929,915)
Accumulated deficit	(57,817,474)	(50,676,351)
Total stockholders’ equity	23,158,769	28,446,561
Total liabilities and stockholders’ equity	$26,447,254	$30,072,432

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 12, 2021.